UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)

(816) 472-1700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
On March 24, 2017, the shareholders of CNL Lifestyle Properties, Inc. (“CLP”) approved the sale of all of CLP’s remaining properties (the “Sale”) to EPR Properties (the “Company”) and Ski Resort Holdings LLC, an affiliate of Och-Ziff Real Estate (“SRH”), pursuant to and on the terms and conditions set forth in a purchase and sale agreement (the “Sale Agreement”), dated as of November 2, 2016, by and among the Company, CLP, SRH, CLP Partners, LP, and certain of CLP’s subsidiaries. The consummation of the Sale remains subject to the satisfaction or waiver of certain conditions as set forth in the Sale Agreement. The Company continues to expect the closing to occur in early second quarter of 2017; however, there can be no assurances as to the actual closing or the timing of the closing.
The information set forth in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of or otherwise subject to liabilities under Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Craig L. Evans
Craig L. Evans
Senior Vice President, General Counsel and Secretary

Date: March 24, 2017